================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549
                                ----------------

                                    Form 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF EARLIEST EVENT REPORTED: January 4, 1999


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)

                          COMMISSION FILE NUMBER 0-6352

               TEXAS                                  74-1611874
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

     15835 Park Ten Place Drive                         77084
           Houston, Texas                           (Zip Code)
(Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  281-492-2929


================================================================================

ITEM 5.    OTHER EVENTS



         On January 4, 1999, Atwood Oceanics, Inc announced that it had executed a four-year contract extension, with a further option to extend, for the use of the SEAHAWK (a semisubmersible tender-assist rig). The contract extension provides for approximately $19 million in upgrades to the rig, including a new drilling equipment set, new generators, a new tender SCR system, a new top drive, new drill string and other enhancements. The rig is expected to complete its current drilling program in March/April 1999 and should be undergoing the upgrades during the remainder of calendar 1999. The contract provides that upgrade costs will be reimbursed by the operator and that the company will be paid a reduced dayrate during the upgrade period. Following completion of the upgrades, the four-year contract should produce gross revenues of approximately $65 million.




SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ATWOOD OCEANICS, INC.
                                                     (Registrant)



                                                     /s/ James M. Holland
                                                     James M. Holland
                                                     Senior Vice President

                                                     DATE:   8 January 1999